EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 (File No. 333-178425) and on Forms S-8 (File No. 333-168454 and File No. 333-194259)) of Westmoreland Resource Partners, LP of our report dated March 16, 2017, with respect to the consolidated financial statements of Westmoreland Resource Partners, LP included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
March 16, 2017